                      Morgan Stanley Global Advantage Fund
                          Item 77(O) 10F-3 Transactions
                        June 1, 2005 - November 30, 2005

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Chungh  8/10/    -     $18.98 2,563,5  124,50    0.10%  0.75%   Goldma    UBS
  wa      05                   94,436     0                       n
Teleco                                                          Sachs
 m Co.                                                          Intern
  Ltd                                                           ationa
                                                                  l,
                                                                Morgan
                                                                Stanle
                                                                y, UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                Dalwa
                                                                Securi
                                                                 ties
                                                                 SMBC
                                                                 Hong
                                                                Kong,
                                                                 ABN
                                                                 AMRO
                                                                Rothsc
                                                                hild,
                                                                Capita
                                                                  l
                                                                Securi
                                                                 ties
                                                                (Hong
                                                                Kong)
                                                                 Ltd,
                                                                Citigr
                                                                 oup,
                                                                Lehman
                                                                Brothe
                                                                  rs